                                  EXHIBIT 12
         STATEMENT REGARDING COMPUTATION OF EARNINGS TO FIXED CHARGES
                                   FORM S-4
                                RYDER TRS, INC.
    as filed with the Securities and Exchange Commission on January 24, 1997

                                                                       Years ended December 31,
                                                         ------------------------------------------------
                                                                                                 PRO
                                                                                                FORMA
                                                            1992     1993     1994     1995      1995
                                                         ------------------------------------------------
                                                                      (Dollars in Thousands)
EARNINGS:

        Earnings(loss) before income taxes                ($14,584)  $4,474  $21,109   $6,586  ($23,156)

        Plus fixed charges:

        Interest expense(A)                                 20,590   20,049   24,256   29,663    44,927
        Portion of rent expense representing interest(B)     2,021    2,135    2,133    1,700     1,700
                                                         ------------------------------------------------

        Total fixed charges                                 22,611   22,184   26,389   31,363    46,627
                                                         ------------------------------------------------

                     Total earnings                         $8,027  $26,658  $47,498  $37,949   $23,471
                                                         ================================================

FIXED CHARGES                                              $22,611  $22,184  $26,389  $31,363   $46,627
                                                         ================================================

RATIO OF EARNINGS TO FIXED CHARGES                           (C)      1.2      1.8      1.2       (C)
                                                         ================================================

                                                                                         January 1-
                                                                      Nine               October 16,
                                                                     months         --------------------
                                                                     ended                        PRO
                                                                  September 30,                  FORMA
                                                                      1995              1996      1996
                                                                -----------------   --------------------
                                                                         (Dollars in Thousands)
EARNINGS:

        Earnings(loss) before income taxes                            $3,381          $10,126  ($16,613)

        Plus fixed charges:

        Interest expense(A)                                           22,558           20,291    35,568
        Portion of rent expense representing interest(B)               1,399              833       833
                                                                -----------------   --------------------

        Total fixed charges                                           23,957           21,124    36,401
                                                                -----------------   --------------------

                     Total earnings                                  $27,338          $31,250   $19,788
                                                                =================   ====================

FIXED CHARGES                                                        $23,957          $21,124   $36,401
                                                                =================   ====================

RATIO OF EARNINGS TO FIXED CHARGES                                     1.1              1.5       (C)
                                                                =================   ====================


(1)  Includes amortization of deferred financing costs.
(2)  The portion of rent expense that represents interest expense is one-third.
(3) Earnings were insufficient to cover fixed charges by $14,584, $23,156 and $16,613 in the years ended December 31, 1992 and 1995 (pro forma) and the period January 1-October 16, 1996 (pro forma), respectively.